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                                                                 Exhibit (10)(w)

                    1998 EMPLOYMENT AND NONCOMPETITION AGREEMENT

     This Employment and Noncompetition Agreement ("the Agreement") is made this 13th day of March, 1998 by and between VAUGHN COMMUNICATIONS, INC., a Minnesota corporation, its heirs, assigns, successors, or surviving corporation that results from a merger ("Company") and M. CHARLES REINHART, an individual who currently resides in Apple Valley, Minnesota (hereinafter referred to as the "Employee").

                                      RECITALS

     WHEREAS, the Employee has served as a key employee of the Company for many years and on the date hereof holds the position of Chief Financial Officer and Secretary; and

     WHEREAS, the Company desires to retain the services of the Employee in order to assure continuity of management and to assist the Company in operating the business, and the Employee desires to be retained by the Company for such purposes upon the terms and conditions set forth in this Agreement; and

     WHEREAS, in consideration of, and as an inducement to, the Company agreeing to enter into this Agreement, which the Employee agrees is beneficial to him as it provides substantial additional rights to the Employee, including but not limited to, the right to receive severance and change of control payments, the Employee agrees not to compete with the Company in accordance with the terms and conditions set forth in this Agreement; and

     WHEREAS, the Employee acknowledges and agrees that he has been advised by the Company to have this Agreement reviewed by legal counsel of his own choosing, and that he has consulted and conferred with such legal counsel to the extent he deems advisable before signing this Agreement;

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     NOW, THEREFORE, in consideration of the foregoing and of the promises and mutual covenants set forth in this Agreement, the Company and the Employee agree and contract as follows:

     1. EMPLOYMENT SERVICES. The Company hereby employs the Employee to serve as Chief Financial Officer with responsibility for financial management of the Company's businesses (the "Services"). It is understood that regardless of whether the Company shall continue as a separate corporate entity or through acquisition, merger or other transaction no longer be a separate legal entity, that Employee as to these businesses, shall have the duties, responsibilities and authority substantially the same as those of a Chief Financial Officer of a business corporation pursuant to the Minnesota Business Corporations Act except as may be determined by provisions of this Agreement. It is further understood that the particular businesses of the Company managed by Employee as Chief Financial Officer may change from time to time, and Company and Employee agree that such changes may occur, as long as the duties, responsibilities and authority are substantially equivalent to those described herein, or Employee consents in writing to such new duties, responsibilities and authority, which consent Employee will not unreasonably withhold. Employee hereby agrees to provide, and to hold himself available to provide the Services as his full-time occupation to the exclusion of other full or part time services to any other party during the term of this Agreement. The Employee hereby accepts such employment and shall in good faith perform, for and on behalf and in the best interests of the Company, the Services during the term of this Agreement.

     2. TERM. Except as provided in Section 4 hereof the initial term of this Agreement shall be three (3) years commencing on the effective date hereof, April 1, 1998 (the "Effective Date"), and thereafter beginning with the third anniversary of the Effective Date, will

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automatically renew each year on the anniversary of that date for additional one (1) year terms, unless 90 days preceding such third anniversary date and each subsequent anniversary date for successive one-year terms, either party gives written notice to the other of nonrenewal, in which case no further automatic extensions shall occur.

     3. COMPENSATION/BENEFITS. During the initial and subsequent renewal terms of this Agreement, the Employee shall receive compensation from the Company for the Services set forth in Section 1 as follows:

          (a) BASE SALARY COMPENSATION. In consideration of Employee's services, Employee will be paid, during the initial term of this Agreement, no less than the following: $80,000 for calendar year 1998 (the "Salary"). The Salary will be payable in accordance with the Company's customary payroll practices for its executive officers, but not less than monthly. The Employee's Salary shall be reviewed by the Company and the Employee at least annually for increase in a manner consistent with general compensation changes Company-wide and applicable to the executive officers as a group.

          (b) CAR. The Company agrees to provide the Employee with and pay the expense for an appropriate car for his business and other use.

          (c) BONUS. The Company will continue to offer Employee a bonus compensation program substantially in parity with that offered to all other senior executives of the Company, and including the use of substantially similar percentage of salary, minimum, target and maximum bonus amounts, or performance, achievement, and other standards.

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          (d)  STOCK OPTIONS.  The Employee shall be entitled to receive such stock options as are available and offered from time to time to other senior executives of the Company consistent with Company policy.

          (e) EXPENSE REIMBURSEMENT. The Company agrees to reimburse the Employee for all reasonable and necessary business expenses incurred by the Employee during the performance of his Services pursuant to this Agreement. The Employee agrees to provide to the Company reasonable and customary documentation of any expenses for which the Employee seeks reimbursement from the Company pursuant to this Agreement.

          (f) OTHER BENEFITS. The Employee shall be entitled to participate in such compensation and retirement plans and receive such insurance, vacation, profit sharing, retirement, and other benefits ("Other Benefits") as are available to senior executives of the Company consistent with Company policy, provided however, during Employee's employment under this Agreement, Employee shall be provided and receive at least such other benefits as he is provided and receives as of the Effective Date, or in lieu thereof such substitute plans and benefits as provide him with substantially equivalent Other Benefits.

     4. TERMINATION. This Agreement and the Employee's employment with the Company may be terminated only on the terms and conditions specified in this Section upon the prior written notice to the other party as specified below. In the event of the termination of this Agreement and the Employee's employment with the Company, the Employee shall be entitled to compensation in accordance with the following provisions.

          (a) TERMINATION BY COMPANY FOR CAUSE. The Company may terminate this Agreement for "Cause," as defined below, immediately upon written notice to Employee,

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     and upon such termination for Cause, Employee shall cease to provide
     Services hereunder as directed by the Chairman of the Board of Directors upon receipt of notice of termination, unless the matter must first be determined by arbitration or is subject to cure by the Employee as provided in clause (i) hereof. "Cause" shall be defined as (i) a breach by the Employee of the noncompetition provisions set forth in Section 5 hereof or the restrictions on use of Confidential Information set forth in Section 6 hereof or substandard performance of a material part of the Services as required in Section 1 hereof, as determined by a panel of three arbitrators of the American Arbitration Association in Minneapolis, Minnesota mutually chosen by Employee and Company and after written notice of such alleged breach by Company to Employee and Employee's failure to cure such alleged breach or alleged substandard performance within 30 days thereof (if such alleged breach is subject to cure), or (ii) willful and gross theft by the Employee from the Company, or (iii) conviction of the Employee of any crime punishable as a felony.

          (b) TERMINATION BY COMPANY OTHER THAN FOR CAUSE OR NON-RENEWAL BY THE COMPANY. The Company may terminate this Agreement and the Employee's employment with the Company upon ninety (90) days' written notice to the Employee. In the event the Company terminates this Agreement and the Employee's employment with the Company under this Section 4(b), or the Company does not renew this Agreement at the end of the initial term or any renewal term, the Company will pay as a severance consideration payable monthly at the rate in effect prior to termination all of the following:
     (i) all Salary for the unexpired initial or renewal term of the Agreement, as the case may be, in accordance with the provisions of Section 3(a) above; (ii) the expenses for continued use of a car for the unexpired initial or renewal term of the Agreement, as the case may be, in

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     accordance with the provisions of Section 3(b) above; (iii) a bonus equal to one-fortyeighth (1/48) of the sum of the bonus payouts made in the preceding three (3) years plus bonus due at the end of the year in which termination occurs, estimated during the year and adjusted at year end, times the number of months remaining in the unexpired initial or renewal term of the Agreement, as the case may be; (iv) as a lump sum, all expense reimbursements due the Employee or submitted by the Employee to the Company within 30 days after the notice of termination in accordance with the provisions of Section 3(e) above; (v) continuance of medical insurance coverage in force on the date of termination (or comparable medical insurance coverage if the Company is not able to continue the Employee's coverage under the Company's medical insurance plan in force on the date of termination) until the later of the date the Employee is provided medical insurance by a new employer, one year after the date of termination or the unexpired initial or renewal term of the Agreement, as the case may be; and (vi) in the event the payment provided in Section 4(b)(i) above is less than one year's salary, a severance payment which, when added to 4(b)(i) above, will pay out one year's salary at the salary rate in effect on the date of termination.

          (c) TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee may terminate this Agreement and his employment with the Company for "Good Reasons," as defined below, upon ninety (90) days' written notice to the Company. In the event Employee terminates this Agreement and his employment with the Company for "Good Reason," the Company will pay monthly at the rate paid prior to termination all of the following: (i) all Salary for the unexpired initial or renewal term of the Agreement, as the case may be, in accordance with the provisions of Section 3(a) above; (ii) the expenses for continued use

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     of the car for the unexpired initial or renewal term of the Agreement, as the case may be, in accordance with the provisions of Section 3(b) above; (iii) a bonus in accordance with the provisions of Section 4(b)(iii) above; (iv) all expense reimbursements due the Employee or submitted by the Employee to the Company within 30 days after the notice of termination in accordance with the provisions of Section 3(e) above;
     (v) continuance of medical insurance coverage in accordance with the provisions of Section 4(b)(v) above; and (vi) a severance payment in accordance with the provisions of Section 4(b)(vi) above. As used herein, "Good Reason" shall be defined as: (vi) a diminishment of Employee's responsibilities, duties and authority as provided in this Agreement; (vii) a reduction in the Employee's Salary or Bonus as provided this Agreement; (viii) the failure by the Company to provide Employee with all plans, programs or other benefits of the Company in accordance with Section 3(b), (d), (e) and (f); (ix) relocation of Employee's office outside of the seven (7) county Minneapolis/St. Paul metropolitan area; (x) failure of any successors, assigns, or surviving corporation or entity to assume and faithfully perform all of the obligations of the Company under this Agreement as provided in Section 8(h) hereof; or (xi) the Company commission of any other material breach of this Agreement, which is not remedied by the Company in a reasonable period (but not less than ninety (90) days) after its receipt of written notice thereof from Employee.

          (d) TERMINATION FOR DISABILITY OF EMPLOYEE. In the event that the Employee becomes totally disabled, the Company may terminate this Agreement and the Employee's employment with the Company, and the Employee shall receive all of the Compensation and Benefits described in Section 3 hereof for one hundred eighty (180) days after notice of termination is delivered to Employee.

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

          (e) TERMINATION FOR DEATH OF EMPLOYEE. In the event of the death of the Employee, this Agreement will automatically terminate, and no compensation will be paid from the date of death except that expense reimbursements and earned but unpaid bonus compensation will be paid to the Employee's estate.

          (f) TERMINATION BY EMPLOYEE FOR OTHER THAN GOOD REASON. The Employee may terminate this Agreement and his employment with the Company upon ninety (90) days' written notice to the Company. Compensation provided under Section 3 above will cease upon such termination.

          (g) TERMINATION NOT TO AFFECT NONCOMPETITION AND CONFIDENTIALITY PROVISIONS. The termination of this Agreement and the Employee's employment with the Company, by either party hereto, shall not affect the prohibition on competition by Employee set forth in Section 5 hereof or the confidentiality obligation of the Employee set forth in Section 6 hereof.

          5.   NONCOMPETITION.

               (a) NONCOMPETE. Employee agrees that, during the term of this Agreement and his employment with the Company and the five (5) year period following the termination of this Agreement and his employment with the Company, the Employee will not directly or indirectly, alone or as partner, officer, director, advisor, consultant, or employee of any other company or entity, engage in any, commercial activity in competition with any part of the Company's business (which currently involves videotape duplication, compact disc replication and duplication and diskette duplication services to corporations, publishers, religious and educational companies and other institutional entities and the manufacture and

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          sale of gift products and collectibles to retailers) in those states in which the Company conducted business during the term of this Agreement or as of the date of such termination of this Agreement and his employment with the Company, or with any part of the Company's contemplated business with respect to which the Employee has Confidential Information as defined below and governed by Section 6 hereof. In addition, the Employee recognizes that the Company's work force constitutes an important and vital aspect of its business. The Employee agrees that during the term of this Agreement and his employment with the Company and for the five (5) year period following the expiration or termination of this Agreement and his employment with the Company (whether terminated early, whether for cause or not for cause), he shall not solicit, or assist anyone else in the solicitation of any of the Company's then current employees to terminate their employment with the Company and to become employed by any other business enterprise.

               (b) NONCOMPLIANCE. The Company shall not be required to make payments to the Employee pursuant to Sections 4(b) or 4(c) while the Company has, in its sole discretion, a good faith basis to believe that the Employee is competing with the Company in violation of
          Section 5(a). Any payments due during the period of competition mentioned above shall be made to the Company to be held by the Company in a segregated account and not paid over to the Employee until the earlier of the date the Employee resumes compliance (whether voluntarily, by court order or otherwise) with the noncompete provision set forth in Section 5(a) or the expiration date of the noncompete provision set forth in Section 5(a). No interest shall accrue on payments held by the Company pursuant

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          to this Section 5(b). Good faith compliance with the payment provisions of this Section 5(b) by any party to this Agreement shall not be construed as a breach of this Agreement by such party.

               (c) REMEDIES. It is agreed that it would be difficult or impossible to ascertain the measure of damages to the Company resulting from any breach of Section 5(a), and that injury to the Company from any such breach may be irremediable, and that money damages therefor may be an inadequate remedy. Notwithstanding anything to the contrary in this Agreement, in the event of a breach or threatened breach by the Employee of the provisions of Section 5(a), the Company shall be entitled to specific performance of Section 5(a) and may seek a temporary or permanent injunction to enjoin the Employee from breaching Section 5(a), in addition to any other rights or remedies that the Company may have available under applicable law for such breach or threatened breach, including the recovery of damages.

          6. CONFIDENTIAL INFORMATION. The Employee will not, during or following the termination of this Agreement and his employment with the Company, for any reason use or disclose, other than in connection with rendering of Services hereunder on behalf of the Company, any Confidential Information to any person not employed by the Company or not authorized by the Company to receive such Confidential Information, without the prior written consent of the Company. "Confidential Information" means information that is proprietary to the Company or proprietary to others and entrusted to the Company. Confidential Information includes, but is not limited to, customer lists, information relating to business plans and to business that is conducted or anticipated to be conducted, and to

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     past or current or anticipated products.  Confidential Information also includes, without limitation, information concerning research, development, purchasing, accounting, computer software, selling, and services. The Employee will use reasonable and prudent care in following written Company procedures or instructions furnished to Employee to safeguard and protect and prevent the unauthorized use and disclosure of Confidential Information. The obligations under this
     Section 6 will not apply to (i) any Confidential Information that is now or becomes available to the public through no breach of the Employees' obligation of confidentiality; or (ii) the Employee's disclosure of any Confidential Information required by law or judicial or administrative process. Subject to the requirements of the Securities Exchange Act of 1934, nothing herein shall create a contractual restriction of Employee's ability to sell, purchase, or effect transactions in the Company's securities.

     7.   CHANGE OF CONTROL PAYMENT..

               (a) PAYMENT. The Company and the Employee recognize that the possibility of a "Change of Control" of the Company exists and that such possibility, and the uncertainty and questions which it may raise among management of the Company, may result in the departure or distraction of the Employee to the detriment of the Company and its stockholders. In order to induce the Employee to stay in the employ of the Company in the event that the Company determines to pursue a Change of Control of the Company and to use his best efforts to bring about such a Change of Control, the Company agrees to pay the Employee the following: (i) $100,000 in one lump sum payment which shall be paid contemporaneously with the consummation of such Change of

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          Control transaction; provided, however, the Employee is employed by the Company at the time of consummation of such Change of Control and (ii) an additional $100,000 in one lump sum payment which shall be paid on the date one year after consummation of such Change of Control; provided, however, that either (iii) the Employee has been employed by the Company (or its successor entity) during all of such one year period or (iv) the Employee's employment with the Company (or its successor entity) was terminated during such one year period by the Company (or its successor entity) without Cause pursuant to Section 4(b) or by the Employee for Good Reasons pursuant to Section 4(c). The amounts payable under this Section 7(a) shall be payable to the Employee, at the option of the Company, in cash, or by cashier's or certified check or by wire transfer.

               (b) CHANGE OF CONTROL. For purposes of this Agreement, a "Change of Control" shall mean any one of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power (with respect to the election of directors) of the Company's then outstanding securities; (ii) at any time after the execution of this Agreement, the individuals who as of the date of the execution of this Agreement constitute the Board (and any new director whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office) cease for any reason to constitute a majority of the Board;
          (iii)

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          the consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power (with respect to the election of directors) of the securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of the Company's business or assets.

     8.   MISCELLANEOUS

          (a) MODIFICATION. This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter herein. No modification, termination or attempted waiver of any provision of this Agreement shall be valid unless in writing signed by the party against whom enforcement is sought.

          (b) ENFORCEABILITY AND SEVERABILITY. If any term of this Agreement is adjudicated to be void, voidable, invalid or unenforceable for any reason, such term shall be automatically severed from all other terms of this Agreement, which will continue in full force and effect. In the event any term is adjudicated to be overbroad as written, such term shall be automatically amended to narrow its application to the extent necessary to make such term enforceable, and such term shall be enforced as so amended..

          (c) GOVERNING LAW. This Agreement and all remedies at law or in equity shall be construed and enforced in accordance with the laws of the State of Minnesota.

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          (d)  PREVAILING PARTY.  The prevailing party in any suit, proceeding or hearing shall be entitled to recover from the non-prevailing party all costs that the prevailing party has incurred as a result of the suit, proceeding, or hearing, including, without limitation, reasonable attorneys' fees, filing fees, arbitrator's fees, expert witness fees, travels costs, and all other reasonable costs and expenses incurred in the enforcement of this Agreement. In the event that neither party shall prevail on all of its claims or all of its defenses, then such costs and expenses shall be allocated and awarded between the parties as determined by the arbitrator or the court.

          (e) NOTICES. Any Notice or other communication required or permitted under this Agreement shall, in order to be effective, be in writing and be given by personal service or by prepaid, certified United States Mail or Federal Express Courier, return receipt requested, addressed to the applicable party at the address for such party set forth on the signature page of this Agreement. Notice by service is effective upon service and notice by mail or courier is effective upon mailing. Either party may change the address to which notices for such party are to be sent by so notifying the other party in the manner set forth above.

          (f) CAPTIONS. The captions and headings contained in this Agreement are for convenience only and do not define, limit, construe, or give full notice of the contents of the provisions of this Agreement.

          (g) ARBITRATION. Any controversy or claim arising out of this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction. Any such arbitration shall be in the State

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     of Minnesota in the seven-county Twin Cities' metropolitan area.  In the event the Company shall dispute and submit to arbitration hereunder the Employee's claims regarding the renewal of this Agreement pursuant to
     Section 2 hereof, or the termination of this Agreement pursuant to Section 4 hereof, or the amounts to be received by the Employee under Section 4 hereof, and the Company shall withhold from Employee the payments or benefits provided under Section 4 hereof, the Company shall continue to provide Employee with all compensation and benefits, at his then current level, until an award in arbitration is rendered, and upon request by the Chairman of the Board of Directors, the Employee shall be obligated to continue his employment, perform any services for, and be present at the Company. Notwithstanding the foregoing, any party to this Agreement may seek and obtain injunctive or other appropriate equitable relief from a court of competent jurisdiction to prevent or end a violation of this Agreement that would cause irreparable harm to such party and for which it would be difficult or impossible to determine damages that would arise from such violation or the continuance thereof; provided, however, that the substance of any dispute is to be resolved through arbitration as provided in this Section 8(g) and that the course of equitable relief may include an order compelling such arbitration.

          (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company, its successors and assigns, and any corporation or entity with which the Company may be merged or by which its assets, stock, operations, business, ownership or control are acquired, and any such corporation or entity, as a condition to the completion of such transaction with the Company, shall absolutely, unconditionally and expressly in writing assume all of the Company's obligations to faithfully perform this Agreement, and

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     the Employee shall be provided with a copy of such written assumption agreement. This Agreement shall not be assignable by the Employee without the prior written consent of the Company. All obligations and agreements of the Employee under this Agreement shall be binding upon and enforceable against the Employee and his executors, representatives, heirs, successors or permitted assignees.

          (i) ACKNOWLEDGMENT OF REPRESENTATION. The Company and the Employee hereby acknowledge that Gray, Plant, Mooty, Mooty & Bennett, P.A. ("GPM") represents the Company only, and no other person or entity a party to this Agreement. The Company and the Employee hereby acknowledge that the Employee, as an individual, has chosen either to represent himself, or has reviewed this Agreement with legal counsel other than GPM.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first set forth above.

VAUGHN COMMUNICATIONS, INC.                 EMPLOYEE

By /S/ E.D. Willette                        /S/ M. Charles Reinhart
  --------------------------                ------------------------
Its CEO                                     M.  Charles Reinhart
   ------------------                       8664 - 143 Street Court
5050 West 78th Street                       Apple Valley, MN 55124
Minneapolis, MN 55435


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